Exhibit 99.1

Insperity Announces Fourth Quarter and Full Year Results

•	2015 Adjusted EPS increases 53% to $2.19 on 12% worksite employee growth

•	2015 Adjusted EBITDA increases 31% over 2014 to a record $110 million

•	2016 Worksite employee growth projected to increase 13% to 15% over 2015

•	2016 Adjusted EPS guidance of $3.19 to $3.36, a 46% to 53% increase over 2015

•	2016 Adjusted EBITDA guidance of $134 to $141 million, a 22% to 28% increase over 2015

•	Over $230 million returned to stockholders through dividends and share repurchases since January 2015

HOUSTON – Feb. 12, 2016 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2015. For the year ended Dec. 31, 2015, adjusted diluted earnings per share increased 53.1% over 2014 to $2.19. Adjusted EBITDA increased 30.8% over 2014 to $110.0 million. Reported 2015 GAAP net income was $39.4 million, or $1.58 per share. For the fourth quarter, the company reported adjusted EBITDA of $16.8 million. Adjusted net income was $8.0 million and adjusted diluted earnings per share were $0.33. Reported fourth quarter GAAP net income and earnings per share were $6.3 million and $0.26, respectively.

“We are pleased with our 2015 results and especially our successful year-end sales and renewal campaign, which sets us up for a strong 2016,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “This recent strong performance across the company is expected to result in continued acceleration in worksite employee growth and substantial operating leverage, which positions Insperity for another record year in 2016.”

Fourth Quarter Results

Revenues for the fourth quarter of 2015 increased 9.1% over the fourth quarter of 2014 on a 12.0% increase in the average number of worksite employees paid per month. Worksite employees paid from new client sales increased 25% over the fourth quarter of 2014, and worksite employee retention remained above 99%. Net hiring in our client base declined slightly compared to the fourth quarter of 2014.

Gross profit decreased by 4.3% from the fourth quarter of 2014, due primarily to large medical claim activity during the quarter. Costs associated with these fourth quarter claims exceeded the average of the previous three quarters of 2015 by approximately $5 million.

“Adjusted EBITDA for the quarter was below expected levels primarily as a result of the large medical claims,” said Richard G. Rawson, Insperity president. “Large medical claim activity in a health plan of our size can negatively impact a stand-alone quarter. However, on an annual basis, large medical claim costs increased less than 6% on a 10% increase in participants compared to 2014. Additionally, when combined with favorable underlying trends in benefit plan migration and the general utilization of our plans, benefits costs per covered employee increased only 1.4% in 2015 over 2014.”

Adjusted operating expenses increased less than 1% compared to the fourth quarter of 2014 as a result of continued operating efficiencies and targeted cost savings. We continued to invest in the growth of the company, including an 11.8% increase in the number of Business Performance Advisors.

Full Year Results

Revenues in 2015 were $2.6 billion. The average number of worksite employees paid per month increased 11.6% over 2014 on a 31% increase in worksite employees paid from new sales and an improvement in worksite employee retention from 80% in 2014 to a historical high of 84% in 2015. Gross profit for the year ended Dec. 31, 2015 increased 8.4%, while adjusted operating expenses increased only 2.1%.

Cash outlays in 2015 included the repurchase of approximately 1.4 million shares at a cost of $67.1 million, regular cash dividends totaling $21.2 million, and capital expenditures totaling $17.8 million. Adjusted cash, cash equivalents and marketable securities at Dec. 31, 2015 was $76.7 million.

Other Matters

In December 2015, the company launched a modified Dutch auction tender offer. The offer concluded on Jan. 7, 2016 with the repurchase of over 3 million shares of common stock at a purchase price of $47.50 per share. Aggregate transaction costs of the tender offer totaled $144.2 million, which was funded with approximately $40 million in cash and $104 million of debt.

“With our strong balance sheet and a 31% increase in adjusted EBITDA during 2015, we were in a position to provide significant stockholder return through our dividend program and share repurchases,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “A total of $231 million has been returned to stockholders since January 2015 through our dividend program, which included a 16% increase in the dividend rate in May 2015, and the repurchase of approximately 4.4 million shares including the recent tender offer.”

2016 Guidance

	Q1 2016			Full Year 2016

Average WSEEs	155,900	—	157,300	164,800	—	167,700
Year-over-year increase	13%	—	14%	13%	—	15%

Adjusted EPS	$1.44	—	$1.52	$3.19	—	$3.36
Year-over-year increase	67%	—	77%	46%	—	53%

Adjusted EBITDA (in millions)	$57	—	$60	$134	—	$141
Year-over-year increase	35%	—	42%	22%	—	28%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment charges and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation, amortization, stock-based compensation and non-cash impairment charges.
Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the first quarter and full year 2016 and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 32432381. The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 32432381, for one week. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 29 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution.  Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2015 revenues of $2.6 billion, Insperity operates in 60 offices throughout the United States.  For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	Dec. 31,	Dec. 31,
	2015	2014
Assets:
Cash and cash equivalents	$269,538	$276,456
Restricted cash	37,418	44,040
Marketable securities	9,875	28,631
Accounts receivable, net	200,665	175,116
Prepaid insurance	7,417	21,301
Other current assets	17,135	17,649
Total current assets	542,048	563,193

Property and equipment, net	61,759	84,345
Prepaid health insurance	9,000	9,000
Deposits	140,162	117,634
Goodwill and other intangible assets, net	13,588	14,457
Deferred income taxes, net	16,976	2,241
Other assets	1,379	1,725
Total assets	$784,912	$792,595

Liabilities and Stockholders' Equity:
Accounts payable	$5,381	$4,674
Payroll taxes and other payroll deductions payable	205,393	176,341
Accrued worksite employee payroll cost	161,917	192,396
Accrued health insurance costs	13,643	18,329
Accrued workers’ compensation costs	39,053	45,592
Accrued corporate payroll and commissions	39,103	32,644
Other accrued liabilities	20,250	22,444
Income taxes payable	2,971	4,031
Total current liabilities	487,711	496,451

Accrued workers’ compensation costs	124,746	92,048
Total noncurrent liabilities	124,746	92,048

Stockholders’ equity:
Common stock	308	308
Additional paid-in capital	144,701	137,769
Treasury stock, at cost	(205,325)	(148,465)
Accumulated other comprehensive income, net of tax	—	3
Retained earnings	232,771	214,481
Total stockholders’ equity	172,455	204,096
Total liabilities and stockholders’ equity	$784,912	$792,595

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended Dec. 31,			Year ended Dec. 31,
	2015	2014	Change	2015	2014	Change
Operating results:
Revenues (gross billings of $4.337 billion, $3.956 billion, $15.806 billion and $14.187 billion, less worksite employee payroll cost of $3.687 billion, $3.360 billion, $13.202 billion and $11.829 billion, respectively)	$650,011	$595,865	9.1%	$2,603,614	$2,357,788	10.4%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	552,966	494,506	11.8%	2,165,747	1,953,983	10.8%
Gross profit	97,045	101,359	(4.3)%	437,867	403,805	8.4%

Operating expenses:
Salaries, wages and payroll taxes	52,749	51,873	1.7%	211,060	200,118	5.5%
Stock-based compensation	3,171	2,707	17.1%	13,345	11,053	20.7%
Commissions	5,556	4,532	22.6%	18,479	15,285	20.9%
Advertising	2,724	3,457	(21.2)%	15,980	20,084	(20.4)%
General and administrative expenses	19,256	19,019	1.2%	84,259	84,717	(0.5)%
Impairment charges and other	(640)	1,202	(153.2)%	10,480	3,687	184.2%
Depreciation and amortization	4,203	5,560	(24.4)%	18,565	21,387	(13.2)%
Total operating expenses	87,019	88,350	(1.5)%	372,168	356,331	4.4%
Operating income	10,026	13,009	(22.9)%	65,699	47,474	38.4%
Other income (expense):
Interest, net	31	26	19.2%	33	106	(68.9)%
Other, net	(97)	27	(459.3)%	(113)	47	(340.4)%
Income before income tax expense	9,960	13,062	(23.7)%	65,619	47,627	37.8%
Income tax expense	3,621	4,898	(26.1)%	26,229	19,623	33.7%
Net income	$6,339	$8,164	(22.4)%	$39,390	$28,004	40.7%
Less distributed and undistributed earnings allocated to participating securities	(160)	(1,572)	(89.8)%	(981)	(2,002)	(51.0)%
Net income allocated to common shares	$6,179	$6,592	(6.3)%	$38,409	$26,002	47.7%
Basic net income per share of common stock	$0.26	$0.27	(3.7)%	$1.58	$1.05	50.5%
Diluted net income per share of common stock	$0.26	$0.27	(3.7)%	$1.58	$1.05	50.5%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended Dec. 31,			Year ended Dec. 31,
	2015	2014	Change	2015	2014	Change

Statistical Data:
Average number of worksite employees paid per month	153,144	136,764	12.0%	145,830	130,718	11.6%
Revenues per worksite employee per month (1)	$1,415	$1,452	(2.5)%	$1,488	$1,503	(1.0)%
Gross profit per worksite employee per month	211	247	(14.6)%	250	257	(2.7)%
Operating expenses per worksite employee per month	189	215	(12.1)%	212	227	(6.6)%
Operating income per worksite employee per month	22	32	(31.3)%	38	30	26.7%
Net income per worksite employee per month	14	20	(30.0)%	23	18	27.8%

(1) Gross billings of $9,440, $9,642, $9,032 and $9,044 per worksite employee per month, less payroll cost of $8,025, $8,190, $7,544 and $7,541 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2015	2014	Change	2015	2014	Change

Payroll cost (GAAP)	$3,686,902	$3,360,329	9.7%	$13,202,564	$11,829,133	11.6%
Less: Bonus payroll cost	573,542	561,259	2.2%	1,611,857	1,509,010	6.8%
Non-bonus payroll cost	$3,113,360	$2,799,070	11.2%	$11,590,707	$10,320,123	12.3%

Payroll cost per worksite employee per month (GAAP)	$8,025	$8,190	(2.0)%	$7,544	$7,541	—
Less: Bonus payroll cost per worksite employee per month	1,248	1,368	(8.8)%	921	962	(4.3)%
Non-bonus payroll cost per worksite employee per month	$6,777	$6,822	(0.7)%	$6,623	$6,579	0.7%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	December 31, 2015	December 31, 2014

Cash, cash equivalents and marketable securities (GAAP)	$279,413	$305,087
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	185,719	152,132
Customer prepayments	17,037	87,887
Adjusted cash, cash equivalents and marketable securities	$76,657	$65,068

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2015	2014	Change	2015	2014	Change

Operating expenses (GAAP)	$87,019	$88,350	(1.5)%	$372,168	$356,331	4.4%
Less: Impairment charges and other	(640)	1,202	(153.2)%	10,480	3,687	184.2%
Stockholder advisory expenses	—	—	—	1,546	—	100.0%
Adjusted operating expenses	$87,659	$87,148	0.6%	$360,142	$352,644	2.1%

Adjusted operating expenses represent operating expenses excluding the impact of impairment charges and other related to the sale of aircraft and stockholder advisory expenses in 2015 and an impairment charge associated with the Employment Screening reporting unit and non-cash charge related to a revision to our office consolidation plans in 2014. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2015	2014	Change	2015	2014	Change

Net income (GAAP)	$6,339	$8,164	(22.4)%	$39,390	$28,004	40.7%
Income tax expense	3,621	4,898	(26.1)%	26,229	19,623	33.7%
Interest expense	109	89	22.5%	459	370	24.1%
Depreciation and amortization	4,203	5,560	(24.4)%	18,565	21,387	(13.2)%
EBITDA	14,272	18,711	(23.7)%	84,643	69,384	22.0%
Impairment charges and other	(640)	1,202	(153.2)%	10,480	3,687	184.2%
Stock-based compensation	3,171	2,707	17.1%	13,345	11,053	20.7%
Stockholder advisory expenses	—	—	—	1,546	—	—
Adjusted EBITDA	$16,803	$22,620	(25.7)%	$110,014	$84,124	30.8%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment charges and other, costs associated with stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2015	2014	Change	2015	2014	Change

Net income (GAAP)	$6,339	$8,164	(22.4)%	$39,390	$28,004	40.7%
Impairment charges and other, net of tax	(407)	751	(154.2)%	6,129	2,317	164.5%
Stock-based compensation, net of tax	2,018	1,692	19.3%	8,088	6,413	26.1%
Stockholder advisory expenses, net of tax	—	—	—	912	—	—
Adjusted net income	$7,950	$10,607	(25.0)%	$54,519	$36,734	48.4%

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2015	2014	Change	2015	2014	Change

Diluted net income per share of common stock (GAAP)	$0.26	$0.27	(3.7)%	$1.58	$1.05	50.5%
Impairment charges and other, net of tax	(0.01)	0.03	(133.3)%	0.25	0.09	177.8%
Stock-based compensation, net of tax	0.08	0.06	33.3%	0.32	0.24	33.3%
Stockholder advisory expenses, net of tax	—	—	—	0.04	—	—
Impact of dividends exceeding earnings	—	0.05	(100.0)%	—	0.05	(100.0)%
Adjusted diluted net income per share of common stock	$0.33	$0.41	(19.5)%	$2.19	$1.43	53.1%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of: i) $10.5 million non-cash impairment and other charges related to the sale of two aircraft in 2015; ii) a $2.5 million impairment charge associated with the Employment Screening reporting unit in 2014; iii) a $1.2 million impairment charge related to a revision to our office consolidation plans in 2014; iv) stock-based compensation; and v) stockholder advisory expenses. Under the two-class earnings per share method, the undistributed losses resulting from dividends exceeding net income in 2014 are not allocated to participating securities. Insperity management believes adjusted net income and adjusted diluted net income per share of common stock are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.